UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2004

SUNTERRA CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

(Address of principal executive offices including zip code)

(702) 804-8600

(Registrant’s telephone number including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 12, 2004, Sunterra Corporation issued a press release announcing the conference call to discuss its operating results for the three and six month periods ended June 30, 2004, and noting the closing of the acquisition of the remaining partnership interests in West Maui Resort Partners L.P., which owns and operates the Embassy Vacation Resort Ka’anapali. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTERRA CORPORATION
(Registrant)

	By:	/s/ Steven E. West
July 12, 2004		Steven E. West
(Date)		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following is a list of the exhibits furnished herewith.

Exhibit Number	Description
99.1	Press release issued by Sunterra Corporation on July 12, 2004.